UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 19, 2005

Navstar Media Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada State or other jurisdiction of incorporation)	000-50340 (Commission File Number)	752980786 (IRS Employer Identification No.)

Suite 30301, 3rd Floor, Scitech Place,
No. 22 Jianguomenwai Street
Beijing China 100004
(Address of principal executive offices)

Registrant’s telephone number, including area code:   011-86-139-11113602

Premier Document Services, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        On December 18, 2005, the Company entered into a Master Agreement with the shareholders of Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Dong Fang Zheng Yi Film Investment Consulting Co., Ltd. (collectively, “Dong Fang Group”) to acquire operational control of Dong Fang Group and acquire a 70% ownership interest in Dong Fang Group. Pursuant to the Master Agreement, the Company is issuing 6.2 million shares of its common stock to existing shareholders of Dong Fang Group and has agreed also to pay $800,000 to such shareholders, while committing to invest another $1.6 million into Dong Fang Group operations.

        Dong Fang Group, formed in 1998, has produced some of the most popular television mini-series in China and is one of the best TV series producers in China. Its close business relationship with government-owned CCTV and its high quality content affords the airing of its programming throughout the nation on state-owned television stations. Dong Fang Group plans to make its productions available on the internet for those unable to watch at the time of airing.

Item 9.01    Exhibits.

(d)   Exhibit

Exhibit Number 10.1	Description of Exhibit Master Agreement

SIGNATURES

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2005	Navstar Media Holdings, Inc. (Registrant) /s/ Don Lee (Signature) Don Lee